Exhibit 99.1
HashiCorp Announces First Quarter Financial Results of Fiscal Year 2024
•First quarter revenue totaled $138.0 million, representing an increase of 37% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 127% at the end of the first quarter of fiscal 2024 and 133% at the end of first quarter of fiscal 2023.
•First quarter total GAAP RPO totaled $635.3 million, representing an increase of 46% year-over-year; first quarter current GAAP RPO totaled $373.5 million, representing an increase of 31% year-over-year.
•First quarter total non-GAAP RPO totaled $660.2 million, representing an increase of 44% year-over-year; first quarter current non-GAAP RPO totaled $394.6 million, representing an increase of 29% year-over-year.
•HashiCorp reduces its workforce by approximately 8%.
•HashiCorp appoints Susan St. Ledger as President, Worldwide Field Operations.
SAN FRANCISCO – June 7, 2023 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its first quarter of fiscal 2024, ended April 30, 2023. HashiCorp also announced the appointment of Susan St. Ledger as the company’s President, Worldwide Field Operations, starting in July 2023.
“HashiCorp remains focused on its role as a partner to the Global 2000 as they transition to the cloud, and, despite the difficult macroeconomic environment, we saw meaningful progress with new customers in the first quarter,” said Dave McJannet, CEO, HashiCorp. "And while we saw pressure in the buying process, the large number of new customers gives us ongoing confidence in both the market trend of cloud adoption and our ability to deliver value helping large enterprises operate their cloud infrastructure.
“As we look forward, I’m excited for the opportunity to bring such an experienced and skilled operator as Susan St. Ledger onboard as HashiCorp works to scale to our next stage of growth,” said McJannet. St. Ledger previously served as President of Worldwide Field Operations for Okta and Splunk and is currently a member of the HashiCorp board of directors.
HashiCorp also announced targeted cuts in discretionary spending and a workforce reduction of approximately 8%. “We are responding to the current customer and economic environment with proactive actions to lower our ongoing costs. This was a difficult decision that we don’t take lightly, and I am deeply disappointed to lose many valued colleagues,” said McJannet. “I believe, however, that after these actions we are better positioned for our opportunity.”
“Looking at key financial metrics from our first quarter, we've continued to make progress improving the operating efficiency of HashiCorp, and saw continued growth in customers with equal to or greater than $100,000 ARR,” said Navam Welihinda, CFO, HashiCorp. “We are committed to reaching our breakeven target of the second half of fiscal year 2025 and are focused on driving efficiency while preserving our long-term opportunity.”
Fiscal 2024 First Quarter Financial Results
Revenue: Total revenue was $138.0 million in the first quarter of fiscal 2024, up 37% from $100.9 million in the same period last year.
Gross Profit: GAAP gross profit was $111.2 million in the first quarter of fiscal 2024, representing an 81% gross margin, compared to a GAAP gross profit of $81.5 million and an 81% gross margin in the same period last year. Non-GAAP gross profit was $115.0 million in the first quarter fiscal 2024, representing an 83% non-GAAP gross margin, compared to a non-GAAP gross profit of $85.0 million and an 84% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $67.8 million in the first quarter of fiscal 2024, compared to GAAP operating loss of $78.4 million in the same period last year. Non-GAAP operating loss was $27.3 million in the first quarter of fiscal 2024, compared to a non-GAAP operating loss of $32.0 million in the same period last year.

Net Loss: GAAP net loss was $53.3 million in the first quarter of fiscal 2024, compared to a GAAP net loss of $78.2 million in the same period last year. Non-GAAP net loss was $12.7 million in the first quarter of fiscal 2024, compared to a non-GAAP net loss of $31.8 million in the same period last year.
Net Loss per Share: GAAP net loss per share was $0.28 based on 190.8 million weighted-average shares outstanding in the first quarter of fiscal 2024, compared to a GAAP net loss per share of $0.43 based on 182.9 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.07 in the first quarter of fiscal 2024, compared to a non-GAAP net loss per share of $0.17 in the same period last year.
Remaining Performance Obligation (RPO) Total RPO was $635.3 million in the first quarter of fiscal 2024, up from $433.9 million in the same period last year. The current portion of GAAP RPO was $373.5 million at the end of the first quarter of fiscal 2024, up from $284.3 million at the end of the same period last year. Total non-GAAP RPO was $660.2 million at the end of the first quarter of fiscal 2024, up from $457.6 million at the end of the same period last year. The current portion of non-GAAP RPO was $394.6 million at the end of the first quarter of fiscal 2024, up from $305.2 million at the end of the same period last year.
Cash, cash equivalents, and investments: Net cash provided by operating activities was $3.9 million in the first quarter of fiscal 2024, compared to $13.7 million used in operating activities in the same period last year. Cash, cash equivalents and investments totaled $1,289.2 million at the end of the first quarter of fiscal 2024, compared to $1,340.9 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2024 First Quarter and Recent Operating Highlights
•HashiCorp ended the first quarter of fiscal 2024 with 4,392 customers, up from 4,131 customers at the end of the previous fiscal quarter and 3,240 customers at the end of the first quarter of fiscal 2023.
•The Company ended the first quarter of fiscal 2024 with 830 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 798 customers at the end of the previous fiscal quarter and 704 customers at the end of the first quarter of fiscal 2023.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the first quarter of fiscal 2024 compared to 89% in the previous fiscal quarter and 88% in the first quarter of fiscal 2023.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $16.5 million in the first quarter of fiscal 2024, increased from $14.5 million in the previous fiscal quarter and increased from $8.8 million in the first quarter of fiscal 2023.
•The Company's trailing four quarter average Net Dollar Retention rate was 127% at the end of the first quarter of fiscal 2024, compared to 133% at the end of the first quarter of fiscal 2023.
Other Highlights
During the first quarter, HashiCorp continued to invest across its product portfolio and expand its ecosystem with new partnerships, including the following announcements:
•Company news:
◦The HashiCorp Terraform ecosystem reached a new milestone by passing 3,000 providers with over 250 partners.
◦The HashiCorp recertification program is now live, so the 38,000 certification holders can now renew their certifications.
•Awards:
◦HashiCorp received awards from Comparably in 2023 in four categories:
▪Best Company Outlook
▪Best Marketing Teams
▪Best Sales Teams

▪Best HR Teams
•Product Updates and Improvements:
◦Terraform
▪Terraform Cloud no-code provisioning — generally available for Terraform Cloud Business, providing validated self-service infrastructure, additional security through more granular permissions, and ease of use with variable options as dropdowns.
▪CDK for Terraform 0.16 — improving automatic conversion of configuration code from HashiCorp Configuration Language (HCL) to supported programming languages by supporting a richer set of functionality.
▪Terraform 1.4 — generally available, featuring enhanced run output with Terraform Cloud, support for Open Policy Agent (OPA) policy results in the CLI, and other new features for managing at scale infrastructure.
◦Vault
▪Vault 1.13 — adding Kubernetes Operator, Multi-Factor Authentication (MFA) improvements, and enhancements to team workflows.
▪HCP Vault on Microsoft Azure — generally available, supporting production workloads running on Azure.
◦Consul
▪Cluster peering for HashiCorp-managed HCP Consul — in AWS and Azure, boosting multi-cloud and hybrid-cloud connectivity in the enterprise.
▪New HCP-based global management plane for Consul — generally available, providing full visibility for both self-managed and HCP Consul clusters.
▪Consul 1.15 — simplifying user onboarding, enhancing troubleshooting workflows, and reducing operational complexity.
◦Boundary
▪Boundary 0.12 — adding support for multi-hop sessions, credential injection for SSH, credential management workflows, and UX enhancements.
Financial Outlook
For the second quarter of fiscal 2024, the Company currently expects:
•Total revenue of $137 - $139 million
•Non-GAAP operating loss of $46 - $43 million
•Non-GAAP EPS loss of $0.16 - $0.14
•Weighted Average Fully Diluted Shares of 193.1 million
For the full fiscal year 2024, the Company currently expects:
•Total revenue of $564 - $570 million
•Non-GAAP operating loss of $113 - $108 million
•Non-GAAP EPS loss of $0.27 - $0.24
•Weighted Average Fully Diluted Shares of 195.0 million
HashiCorp has not reconciled its expectations as to second quarter and fiscal year 2024 non-GAAP operating loss and non-GAAP earnings per share to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, each of which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information
HashiCorp will host a conference call Wednesday, June 7, 2023 at 2 p.m. PST to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.
Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, BoundaryTM, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.
All product and company names are trademarks or registered trademarks of their respective holders.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy and efficiencies and HashiCorp’s financial outlook for the second quarter and full year of fiscal 2024. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 27, 2023 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense. We calculate non-

GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense.
We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue:
License	$15,158	$10,344
Support	$101,913	$79,208
Cloud-hosted services	$16,544	$8,832
Subscription revenue	$133,615	$98,384
Professional services and other	$4,368	$2,513
Total revenue	$137,983	$100,897
Cost of revenue:
Cost of license	$585	$393
Cost of support	$14,843	$10,838
Cost of cloud-hosted services	$7,028	$4,830
Cost of subscription revenue	$22,456	$16,061
Cost of professional services and other	$4,332	$3,328
Total cost of revenue	$26,788	$19,389
Gross profit	$111,195	$81,508
Operating expenses:
Sales and marketing	$90,564	$80,252
Research and development	$54,193	$47,175
General and administrative	$34,248	$32,523
Total operating expenses	$179,005	$159,950
Loss from operations	$(67,810)	$(78,442)
Interest income	$14,980	$616
Other expenses, net	$(120)	$(106)
Loss before income taxes	$(52,950)	$(77,932)
Provision for income taxes	$308	$285
Net loss	$(53,258)	$(78,217)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.28)	$(0.43)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	190,806	182,948

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$966,791	$1,286,134
Short-term investments	322,395	—
Accounts receivable, net of allowance of $13	102,939	162,369
Deferred contract acquisition costs	42,995	42,812
Prepaid expenses and other current assets	26,760	17,683
Total current assets	1,461,880	1,508,998
Deferred contract acquisition costs, non-current	80,227	81,286
Other assets, non-current	41,242	38,056
Total assets	$1,583,349	$1,628,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,470	$12,450
Accrued expenses and other current liabilities	8,835	$10,163
Accrued compensation and benefits	53,474	58,628
Deferred revenue	249,515	272,909
Customer deposits	24,890	26,699
Total current liabilities	350,184	380,849
Deferred revenue, non-current	26,899	29,335
Other liabilities, non-current	11,970	12,806
Total liabilities	389,053	422,990
Commitments and contingencies (note 8)
Stockholders’ equity
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of April 30, 2023 and January 31, 2023, respectively; 98,358 and 88,823 shares issued and outstanding as of April 30, 2023 and January 31, 2023, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of April 30, 2023 and January 31, 2023, respectively; 93,194 and 101,145 shares issued and outstanding as of April 30, 2023 and January 31, 2023, respectively	2	2
Additional paid-in capital	2,028,017	1,985,747
Accumulated other comprehensive loss	(66)	—
Accumulated deficit	(833,658)	(780,400)
Total stockholders’ equity	1,194,296	1,205,350
Total liabilities and stockholders’ equity	$1,583,349	$1,628,340

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(53,258)	$(78,217)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	40,163	46,259
Depreciation and amortization expense	1,583	906
Non-cash operating lease cost	733	705
(Accretion) amortization of (discounts) premiums on marketable securities, net	(1,345)	—
Other	(28)	(19)
Changes in operating assets and liabilities:
Accounts receivable	59,433	36,887
Deferred contract acquisition costs	876	(6,074)
Prepaid expenses and other assets	(10,346)	(1,552)
Accounts payable	1,020	(4,702)
Accrued expenses and other liabilities	(2,243)	1,506
Accrued compensation and benefits	(5,075)	(6,328)
Deferred revenue	(25,830)	(3,361)
Customer deposits	(1,809)	271
Net cash provided by (used in) operating activities	3,874	(13,719)
Cash flows from investing activities
Purchases of property and equipment	(391)	(13)
Capitalized internal-use software	(2,739)	(1,592)
Purchases of investments	(342,330)	—
Proceeds from sales of investments	21,239	—
Net cash used in investing activities	(324,221)	(1,605)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(9)	(125)
Proceeds from issuance of common stock upon exercise of stock options	1,013	521
Net cash provided by financing activities	1,004	396
Net decrease in cash, cash equivalents, and restricted cash	(319,343)	(14,928)
Cash, cash equivalents, and restricted cash beginning of period	1,286,134	1,357,613
Cash, cash equivalents, and restricted cash end of period	$966,791	$1,342,685
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds received	$444	$215
Cash paid for operating lease liabilities	$963	$935
Supplemental disclosure of noncash investing and financing activities
Capitalized stock-based compensation expense	$1,103	$882

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of gross profit
GAAP gross profit	$111,195	$81,508
Add: Amortization of stock-based compensation of capitalized internal-use software	388	169
Add: Stock-based compensation expense	3,431	3,327
Non-GAAP gross profit	$115,014	$85,004
GAAP gross margin	81%	81%
Non-GAAP gross margin	83%	84%
Reconciliation of loss from operations
GAAP loss from operations	$(67,810)	$(78,442)
Add: Amortization of stock-based compensation of capitalized internal-use software	388	169
Add: Stock-based compensation expense	40,162	46,259
Non-GAAP loss from operations	$(27,260)	$(32,014)
GAAP operating margin	(49)%	(78)%
Non-GAAP operating margin	(20)%	(32)%

	Three Months Ended April 30,
	2023	2022
Reconciliation of net loss and net loss per share
GAAP net loss	$(53,258)	$(78,217)
Add: Amortization of stock-based compensation of capitalized internal-use software	388	169
Add: Stock-based compensation expense	40,162	46,259
Non-GAAP net loss	$(12,708)	$(31,789)

GAAP net loss per share, basic and diluted	$(0.26)	$(0.43)

GAAP net loss per share, basic and diluted	$(0.28)	$(0.43)
Add: Amortization of stock-based compensation capitalized in software development costs	—	0.01
Add: Stock-based compensation expense	0.21	0.25
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.17)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	190,806	182,948

Reconciliation of free cash flow
GAAP net cash provided by (used in) operating activities	$3,874	$(13,719)
Add: purchases of property and equipment	(391)	(13)
Add: capitalized internal-use software	(2,739)	(1,592)
Non-GAAP free cash flow	$744	$(15,324)
GAAP net cash provided by (used in) operating activities as a % of revenue	3%	(14)%
Non-GAAP free cash flow as a % of revenue	1%	(15)%

Trailing twelve months ("TTM") Total Revenue	$512,975	$354,754
TTM cash used in operating activities	(66,869)	(72,292)
TTM free cash flow	(69,999)	(79,106)
TTM cash used in operating activities as a % of revenue	(13)%	(20)%
TTM free cash flow as a % of revenue	(14)%	(22)%

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	April 30, 2023	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$373,469	$375,072
GAAP long-term RPOs	261,830	271,992
Total GAAP RPOs	$635,299	$647,064
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$21,144	$22,657
Customer deposits expected to be recognized after the next 12 months	3,746	4,042
Total customer deposits	$24,890	$26,699
Non-GAAP RPOs
Non-GAAP short-term RPOs	$394,613	$397,729
Non-GAAP long-term RPOs	265,576	276,034
Total Non-GAAP RPOs	$660,189	$673,763

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	April 30, 2023	January 31, 2023		October 31, 2022		July 31, 2022		April 30, 2022
Number of customers (as of end of period)	4,392	4,131		3,899		3,612		3,240
Number of customers equal or greater than $100,000 in ARR	830	798		760		734		704
GAAP Remaining Performance Obligations ($M)	$635.3	$647.1		$531.8		$476.0		$433.9
Non-GAAP Remaining Performance Obligations ($M)(1)	$660.2	$673.8	(1)	$553.4	(1)	$498.4	(1)	$457.6
Quarterly subscription revenue from HCP ($M)	$16.5	$14.5		$12.9		$10.6		$8.8
Trailing four quarters average Net Dollar Revenue Retention Rate	127%	131%		134%		134%		133%
Trailing twelve months cash used in operating activities as a % of revenue	(13)%	(18)%		(21)%		(26)%		(20)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	(15)%	(20)%	(1)	(23)%	(1)	(28)%	(1)	(22)%
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	April 30, 2023	January 31, 2023		October 31, 2022		July 31, 2022		April 30, 2022
Revenue	$137,983	$135,788		$125,341		$113,863		$100,897
GAAP net cash provided by (used in) operating activities	$3,874	$1,578		$(15,171)		$(57,150)		$(13,719)
Non-GAAP free cash flow	$744	$(1,106)	(1)	$(17,897)	(1)	$(59,133)	(1)	$(15,324)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com
Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com